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                                                            EX-99.B(j)-ufconst

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 125 to Registration Statement No. 2-21867 on Form N-1A of United Funds, Inc. of our report dated February 4, 2000 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP
Kansas City, Missouri

June 26, 2000